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                                                                    EXHIBIT 4(e)


                               INSILCO HOLDING CO.

                     AMENDED AND RESTATED STOCK OPTION PLAN

          SECTION 1. PURPOSE. The purposes of the Insilco Holding Co. Stock Option Plan are to promote the interests of Insilco Holding Co. (the "Company") and its stockholders by (i) attracting and retaining exceptional directors, executive personnel and other key employees of the Company and its Subsidiaries;
(ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

          SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

                   "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                   "AWARD" means any Option.

                   "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

                   "AWARD PROGRAM" means any program established by the Committee for the granting of Awards hereunder and attached as an addendum to the Plan.

                   "BOARD" means the Board of Directors of the Company.

                   "CAUSE" means, unless otherwise defined in any Employment Agreement or Award Agreement: (a) a Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness); (b) a Participant's conviction of a felony arising from or any act of fraud, embezzlement, or willful dishonesty by the Participant in relation to the business or affairs of the Company or any other felonious conduct on the part of the Participant that is materially detrimental to the best interests of the Company; (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or (d) any other willful act which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant. Notwithstanding the foregoing, no action or failure to act will constitute "Cause" if the Participant believed in good faith that such action or failure to act was in the best interest of the Company.

                   "CODE" means the Internal Revenue Code of 1986, as the same may be amended, and the rules and regulations promulgated thereunder.

                   "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

                   "COMPANY" means Insilco Holding Co., a Delaware corporation.

                   "DIRECTOR" means any employee or non-employee member of the Board of Directors of the Company or any Subsidiary.

                   "EMPLOYEE" means an employee of the Company or any
Subsidiary.
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                   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as the same may be amended, and the rules and regulations promulgated thereunder.

                   "FAIR MARKET VALUE" means, with respect to the Shares, as of any given date or dates, the average reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the three trading days immediately preceding such date or dates. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.

                   "OPTION" means an option to purchase Shares from the Company granted under the Plan, which at the discretion of the Committee may be an option intended to qualify as an "incentive stock option" within the meaning of Code Section 422or a nonqualified option.

                   "PARTICIPANT" means any Director or Employee selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

                   "PERSON" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   "PLAN" means this Insilco Holding Co. Stock Option Plan.

                   "SEC" means the Securities and Exchange Commission or any successor thereto.

                   "SHARES" means shares of common stock, $0.001 par value, of the Company or such other securities as may be designated by the Committee from time to time.

                   "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          SECTION 3. ADMINISTRATION.

                   (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

                            (i)    designate Participants;

                            (ii)   determine the type or types of Awards to be
granted to a Participant;

                            (iii)  determine the number of Shares to be covered
by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

                            (iv)   determine the terms and conditions of any
Award and Award Agreement;

                            (v)    determine whether, to what extent, and under
what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, subject to Section 9(b);

                            (vi)   determine whether, to what extent, and under
what circumstances cash, Shares, other securities, other Awards, other property, and other amounts issued or payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, subject to Section 9(b);
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                            (vii)  determine whether, to what extent, and under
what circumstances cash, Shares, other securities, other Awards, other property, and other amounts issued or payable with respect to an Award shall be subject to restrictions on transfer, assignment, pledge or other disposition or alienation and the nature of such restrictions, subject to Section 9(b);

                            (viii) interpret and administer the Plan and any
instrument or agreement relating to, or
Award made under, the Plan;

                            (ix)   establish, amend, suspend, or waive such
rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

                            (x)    make any other determination and take any
other action that the Committee deems necessary or desirable for the administration of the Plan.

                   (b) COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

          SECTION 4. SHARES AVAILABLE FOR AWARDS.

                   (a) SHARES AVAILABLE. Subject to adjustment as provided in
Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 200,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Participant may receive Options in any calendar year that relate to more than 100,000 Shares.

                   (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

                   (c) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

          SECTION 5. ELIGIBILITY. Any Director or Employee, including any officer of the Company or any Subsidiary, shall be eligible to be designated a Participant.
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          SECTION 6. STOCK OPTIONS.

                   (a) GRANT. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option.

                   (b) EXERCISE PRICE. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, subject to any minimum amounts established by the Committee.

                   (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter subject to
Section 9(b). The Committee may impose such conditions in the applicable Award Agreement with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

                   (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price, or adequate provision therefor, is received by the Company. Such payment may be made: (i) in cash; (ii) in Shares owned by the Participant for at least six months (the value of such Shares shall be their Fair Market Value on the date of exercise); (iii) by a combination of cash and Shares; or (iv) in such other manner as permitted by the Committee at the time of grant or thereafter.

                   (e) AWARD PROGRAM. The terms and conditions applicable to each Award may be determined separately for each such Award or established in accordance with the terms of an Award Program adopted by the Committee and attached as an addendum to the Plan.

          SECTION 7. VESTING; TERMINATION OF EMPLOYMENT. Each Award Agreement shall contain such terms as the Committee may in its sole discretion determine concerning vesting, forfeiture, the Company's rights of repurchase of Shares acquired upon exercise of an Option, and/or the effects of termination or suspension of a Participant's employment upon the exercisability of any Option granted thereunder.

          SECTION 8. CHANGE OF CONTROL. The Committee, in its sole discretion, may provide in an Award Agreement for the accelerated vesting or settlement of an Award in the event of a change in the ownership or control of the Company or upon any other event with respect to which the Committee deems it appropriate to provide for such accelerated vesting or settlement of an Award. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a change in the ownership or control of the Company or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

          SECTION 9. AMENDMENT AND TERMINATION.

                   (a) AMENDMENTS TO THE PLAN. Subject to Section 9(b), the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

                   (b) AMENDMENTS TO AWARDS. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
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          SECTION 10. GENERAL PROVISIONS.

                   (a) DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

                   (b) NONTRANSFERABILITY. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

                   (c) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

                   (d) SHARE CERTIFICATES. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant. Such stock certificates shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws or other restrictions as may be applicable to the Shares represented by such stock certificate. Any stock certificate issued in respect of Shares that are subject to transfer restrictions set forth in the Award Agreement under which such Shares are issued, or otherwise agreed as between the Company and the Participant, shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company, and such Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable. When the Participant ceases to be bound by such transfer restrictions, the Company shall deliver such certificates to the Participant upon request.

                   (e) WITHHOLDING. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

                   (f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

                   (g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                   (h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time, subject to any obligations under any Employment Agreement covering the Participant.

                   (i) RIGHTS AS A STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

                   (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and
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regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

                   (k) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                   (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration violates any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

                   (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

                   (n) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                   (o) TRANSFER RESTRICTIONS. Shares acquired pursuant to an Award may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan, the applicable Award Agreement and any other agreement executed by the Participant in connection with the grant, exercise or settlement such Award.

                   (p) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          SECTION 11. TERM OF THE PLAN.

                   (a) EFFECTIVE DATE. The Plan shall be effective as of August 14, 1998.

                   (b) EXPIRATION DATE. The Board and the Committee's authority to grant Awards under the Plan shall terminate on the tenth anniversary of the Plan's effective date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.